Exhibit 10.1
TRANSITION AND SEPARATION AGREEMENT

This is a Transition and Separation Agreement (“Agreement”) effective July 27, 2021 (“Effective Date”) by and between Anthony Ebers (“Employee”) and Mr. Cooper Group Inc. (“Company”). Employee and Company collectively are referred to herein as the “Parties” or singularly as a “Party.” This Agreement sets forth the complete understanding between them regarding the cessation of Employee’s service as Chief Operating Officer for Company, Employee’s provision of transition services until August 1, 2021 (“Separation Date”), and the commitments and obligations arising out of the termination of the employment relationship between Employee and Company. In consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, Employee and Company agree as follows:

1.         Company agrees to continue to employ Employee, and Employee agrees to remain in employment with Company, from the Effective Date until the Separation Date (or such earlier time contemplated below) (the “Term”). During the Term, Employee’s title will be Senior Advisor and Employee will perform such duties as reasonably determined by Company. Through the Separation Date, Employee agrees to devote his reasonable best efforts and remain available to devote his full business time to the performance of duties for Company, and to support an orderly transition of Employee’s duties to other Company employees, subject to compliance with applicable law and Employee’s fiduciary duties.

2.     During the Term, Employee will continue to receive his current base salary before all customary deductions, and Employee will be entitled to continue to participate, subject to and in accordance with applicable eligibility requirements, in employee benefit plans of Company applicable to Company’s employees generally or its executive officers, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans, programs, and arrangements. Employee will not be eligible for any additional compensation, bonuses, grants, awards, or shares, except as specifically set forth herein. On the Separation Date, Employee’s service to Company will terminate and Employee will be deemed to have resigned from employment with Company. Employee’s resignation will be effective with respect to all positions Employee holds with Company and all its affiliated entities.

3.     Following the Separation Date, unless otherwise provided in this Agreement, upon Employee’s execution of the General Release of Claims attached hereto as Exhibit A and the expiration of the revocation period in Exhibit A with no revocation taking place, Employee will receive the payments, rights, and benefits set forth therein.

4.         During the Term, Employee’s employment may be terminated by Company for Cause, which is defined as Employee’s material refusal to comply with any lawful directive or policy of Company or any affiliate; commission of any act of fraud, embezzlement, or theft; material breach of any non-disclosure, non-competition, or non-solicitation obligation to Company; or repeated misuse of, or habitual or repeated performance of Employee’s duties under the influence of, alcohol, illegally obtained prescription controlled substances, or non-prescription controlled substances.
a.    In the event of a termination of Employee’s employment for Cause, Employee’s sole entitlement will be the payment of Employee’s base salary and any valid claims under Company’s group health plan through Employee’s date of termination.
b. Similarly, if Employee resigns from employment with Company for any reason prior to the Separation Date (which, for the avoidance of doubt, will not include a cessation of Employee’s employment by reason of death), Employee’s sole entitlement will be the payment of Employee’s base salary and any valid claims under Company’s group health plan through Employee’s date of termination.
c. If Employee should predecease the Separation Date and has complied with all the terms of this Agreement through the date of Employee’s death, Employee’s estate shall be entitled to the payments, rights, and benefits set forth in Exhibit A (in lieu of any other payment or benefits) upon Employee’s representative’s execution of a release similar in scope to that set forth in Exhibit A.

5.         Nothing in this Agreement shall be construed to limit Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor (including the Occupational Safety and Health Administration), the Securities and Exchange Commission, and any other federal, state, or local government agency or commission (“Government Agencies”). Further, this Agreement does not limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company.
6.         This Agreement supersedes any and all prior agreements, arrangements, or understandings between the Parties regarding the subject matter hereof, other than any prior non-disclosure, non-competition, or non-solicitation provision, and any forfeiture provision related thereto, which are re-affirmed by Employee as consideration for this Agreement and incorporated by reference herein. There have been no representations, promises, understandings, or agreements made by either Party as an inducement for the other Party to enter into this Agreement other than what are expressly set forth and contained herein. Evidence of prior promises, commitments, agreements, arrangements, or understandings cannot be used to attempt to alter, amend, modify, or in any way change the written terms of this Agreement. Furthermore, the Parties cannot orally agree to alter, amend, modify, or in any way change the terms of this Agreement, and can make such alterations, amendments, modifications, or changes only in a written document that specifically references this Agreement and is signed by an authorized representative of each Party.
7.         No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all parties to this Agreement. The waiver by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party, nor shall any waiver operate or be construed as a rescission of this Agreement. This Agreement, the offer of this Agreement, and compliance with this Agreement shall not constitute or be construed as an admission by any party of any wrongdoing or liability, and any wrongdoing or liability is expressly denied. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof. The normal rule of construction that ambiguities shall be construed against the drafter shall not be employed in the interpretation of this Agreement. This Agreement is assignable by Company to its successors in interest.
8.         All executed copies of this Agreement and photocopies thereof shall have the same force and effect and shall be as legally binding and enforceable as the original. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic signature through DocuSign or similar format, or transmitted by email with an attached PDF, shall be deemed an original for all purposes.

By my signature below, I acknowledge that I have carefully read and fully understand all of the provisions set forth above, and I knowingly and voluntarily agree to abide by all of the terms, provisions, and conditions set forth in this Transition and Separation Agreement and to be legally bound by the same.

SIGNATURE: /s/ Anthony Ebers
PRINT NAME: Anthony Ebers
DATE: July 27, 2021

Mr. Cooper Group, Inc.
/s/ Jay Bray
NAME: Jay Bray
TITLE: Chief Executive Officer                            DATE: July 27, 2021

EXHIBIT A - RELEASE OF CLAIMS

This is a General Release of Claims (“Agreement”) by and between Anthony Ebers (“Employee”) and Mr. Cooper Group Inc. (“Company”). Employee and Company collectively are referred to herein as the “Parties” or singularly as a “Party.” Employee’s employment with Company terminated effective August 1, 2021, whereupon all benefits and privileges related thereto ceased except as set forth herein, and the Parties hereby agree as follows:
Consideration. In exchange for execution of this Agreement, Employee’s release of claims below, the other promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Company shall pay Employee the gross amount of ONE MILLION ONE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($1,125,000.00), less applicable deductions and withholdings from wages (the “Severance Payment”). The Severance Payment shall be made in thirty-nine (39) roughly equal installments paid bi-weekly after the end of the Revocation Period defined below (assuming Company receives the executed Agreement from Employee before the Revocation Period expires and Employee does not revoke his signature). Company will have no obligation to make the Severance Payment, or any installment thereof, if Employee does not comply with this Agreement.

2.Additionally, Company shall pay employee the gross amount of FOUR MILLION EIGHT HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($4,875,000.00), less applicable deductions and withholdings from wages, in two installments (the “Deferred Payments”). Assuming Company receives the executed Agreement from Employee before the Revocation Period expires and Employee does not revoke his signature, the first Deferred Payment in the gross amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($1,500,000.00) shall be made in 2022 on or before March 1, 2022, and the second Deferred Payment in the gross amount of THREE MILLION AND THREE HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($3,375,000) shall be made on February 1, 2023. Company will have no obligation to make the Deferred Payments if Employee does not comply with this Agreement through the applicable payment date.

3.Employee’s current health benefits insurance coverage will be maintained through Company’s group health plan through August 31, 2021. After that date, Employee shall have no right to continued coverage unless Employee properly exercises COBRA rights in accordance with notice to be provided separate and apart from this Agreement. If Employee timely elects COBRA, Company shall provide continuation coverage under its group health plan to Employee and his eligible dependents at its sole expense until the earlier of (a) the date when Employee becomes eligible for group health coverage offered by another employer, or (b) September 1, 2022. Employee shall notify Company in writing within ten (10) business days after becoming eligible for other group health coverage, and Employee’s failure to do so may result in retroactive cancellation of his COBRA coverage. Following the end of the foregoing COBRA premium subsidy, Employee may continue his continuation coverage at his own expense at the then-prevailing monthly premium for the remainder of his period of statutory entitlement.
4.Company shall reimburse Employee for all reasonable and approved business expenses incurred, but not yet paid, through the end of Employee’s employment with Company.

To the maximum extent possible, the Severance Payment, Deferred Payments, and other benefits under this Agreement are intended to be excluded from the definition of a deferred compensation plan as separation pay due upon an involuntary separation of service as described in Treas. Reg. Section 1.409A-1(b)(9), as a non-taxable medical benefit described in Treas. Reg. Section

1.409A-1(b)(9)(v)(B), and/or as a short-term deferral as described in Treas. Reg. Section 1.409A-1(b)(4). The Agreement shall be operated to comply with this intent. No Severance Payment, Deferred Payment, or other benefits will be made under this Agreement unless the Employee’s termination of employment also constitutes a “separation from service” within the meaning of Section 409A. To the extent either Deferred Payment and/or any portion of the Severance Payment is considered to constitute a “deferral of compensation” within the meaning of Section 409A, it is the intent of the parties that the payment schedules for such benefits be administered in accordance with Treas. Reg. Section 1.409A-3(i)(1) and that payment of such benefits shall in no event be delayed or accelerated except as permitted by Section 409A.

Notwithstanding anything in this Agreement to the contrary, if Employee is a “specified employee” for purposes of Section 409A as of his termination date, any portion of the Severance Payment that is subject to Section 409A shall not be paid or provided to Employee prior to the earlier of (i) the expiration of the six-month period measured from the date of Employee’s termination, or (ii) the date of Employee’s death. Upon the first business day following the expiration of the applicable Section 409A delay period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Employee (or Employee’s estate or beneficiaries), and any remaining payments due to Employee under this Agreement shall be paid as otherwise provided herein. Any installment payments due hereunder shall be treated as a right to receive a series of separate payments, and accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.

As provided by the terms of Company’s equity plans and the applicable award agreements, any outstanding unvested equity awards held by Employee (including without limitation 107,239 units pursuant to the grant dated December 1, 2018, 12,142 units pursuant to the grant dated March 1, 2019, 56,241 units pursuant to the grant dated March 13, 2020, and 66,578 units pursuant to the grant dated March 8, 2021) shall expire and be forfeited upon his termination with Company, and Employee shall have no entitlement to any payments in connection with any such awards.

General Release of Claims. In consideration of the Severance Payment, Deferred Payments, and other benefits described above, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, together with Employee’s agents, representatives, attorneys, assigns, and designees, hereby knowingly, voluntarily, fully, finally, and completely SETTLES, RELEASES, AND FOREVER DISCHARGES, to the maximum extent permitted by law, the Company Releasees (as defined below) from all claims, disputes, grievances, demands, causes of action, liabilities, injuries, and damages, of whatever kind, character, or nature, known or unknown, arising from, relating to, or connected with acts or omissions occurring at any time prior to and including the date Employee executes this Agreement. This general release includes without limitation all claims or damages that in any way arise from, relate to, or are in any way connected with Employee’s employment with and/or separation from Company, regardless of whether or not same (i) are presently known or unknown, (ii) have been specifically referenced, claimed, asserted, or made by either of the Parties, or (iii) are statutory, contractual, or common law in nature or basis. As used in this Agreement, the term “Company Releasees” means Company and its employees, attorneys, partners, agents, assigns, representatives, designees, insurers, plan administrators, parent companies, subsidiaries, affiliates, joint ventures, alleged joint employers, and other related persons or entities, including their predecessors, successors, and equity and asset purchasers, together with their respective officers, directors, members, managers, shareholders, partners (general and limited), agents, owners, legal representatives, servants, and employees (current and former), and the assigns, heirs, privies, predecessors, successors, and insurers of each of the foregoing persons and entities in their individual, corporate, and official capacities.

Without limiting the generality or comprehensiveness of the above paragraph, Employee knowingly, voluntarily, fully, finally, and completely WAIVES, RELEASES, AND FOREVER DISCHARGES, to the maximum extent permitted by law, the Company Releasees from all claims, actions, causes of action, or demands existing as of the date of this Agreement, including without limitation any and all claims for injunctive relief; attorneys’ fees; expenses; costs; actual, compensatory, exemplary, or punitive damages; physical injuries; personal injuries; emotional injuries; mental anguish; physical pain and suffering; wrongful discharge; any claims Employee may have under, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Texas Labor Code, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act, and any other civil rights statutes; harassment and/or discrimination because of sex, race, color, national origin, religion, age, disability, sexual orientation, veteran’s status, the filing of a workers’ compensation claim, or other protected classification; retaliation; incapacity; failure to pay proper wage, minimum wage, and/or overtime wages; unpaid wages; loss of wages; loss of earning capacity; loss of job security; humiliation; physical impairment and/or disfigurement; loss of consortium; harm to reputation; libel, slander, or defamation; medical expenses; personal property damage, loss or diminution in value; negligence; gross negligence; strict liability; malice; invasion of privacy; intentional infliction of emotional distress; negligent infliction of emotional distress; loss or diminution of career advancement; loss of dignity; any and all claims arising under any other federal, state, or local statute, law, ordinance, rule, regulation, or order prohibiting employment discrimination or retaliation; any claim under tort, wrongful discharge, breach of contract, or breach of agreement; and any other theory, claim, or cause of action whatsoever, whether known or unknown.

Employee represents and warrants that Employee has been fully and appropriately paid for all hours worked and services rendered during Employee’s employment with Company, and that Employee has no outstanding claims against any of the Company Releasees (as defined above) for wages, commissions, bonuses, vacation pay, sick pay, paid time off or leave, restricted stock, or other shares, units, awards, or compensation of any kind. Employee is not eligible for and shall forfeit any other shares, units, awards, bonuses, or other compensation.

By signing this Agreement, it is Employee’s intent to waive and release all claims and potential claims against the Company Releasees that can be waived and released under law. Employee releases and discharges the Company Releasees not only from any and all claims that Employee could make on Employee’s own behalf, but Employee also specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against the Company Releasees may arise, in whole or in part, from any event that occurred prior to Employee’s execution of this Agreement, subject to the “No Interference with Rights” section below. If Employee is not permitted to opt-out of a future class, then Employee agrees to waive any recovery for which Employee would be eligible as a member of such class, subject to the “No Interference with Rights” section below. The release of claims contained in this Agreement does not release rights to benefits that Employee may have under the laws governing COBRA, unemployment benefits, disability insurance, and workers’ compensation benefits.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall not release, waive, relinquish, diminish, or in any way affect any rights or claims (i) to payment of salary to the extent earned prior to Employee’s date of termination; (ii) to reimbursement of any medical expenses that Employee or Employee’s eligible dependents may have incurred, for which Employee has submitted or will submit a claim, and which are reimbursable under the terms of any applicable medical plan sponsored by the Company; (iii) to reimbursement of business expenses in accordance with applicable Company policy; (iv) to vested equity compensation awards or shares of stock of the Company; (v) to any benefits provided under the Company’s and its affiliates’ by-laws and to D&O policy, as applicable; (vi) to the benefits to be provided to Employee by the Company under this Agreement; viii) to which Employee may be entitled pursuant to any employee benefit plan of the Company; and (ix) that may not lawfully be waived.

No Interference with Rights. Nothing in this Agreement shall be construed to limit Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor (including the Occupational Safety and Health Administration), the Securities and Exchange Commission, and any other federal, state, or local government agency or commission (“Government Agencies”). Further, this Agreement does not limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. However, by signing this Agreement, Employee is waiving Employee’s right to receive monetary relief based on claims asserted in any such agency proceeding, such as Employee’s right to receive an award for information provided to any Government Agencies, except where such a waiver is prohibited.
ADEA Release and Revocation Period. Pursuant to the Older Workers Benefit Protection Act (“OWBPA”), Employee hereby knowingly and voluntarily agrees to waive and release any right or claim under the Age Discrimination in Employment Act of 1967 (“ADEA”) against the Company Releasees. Employee has carefully read and fully understands the provisions of this Agreement, and Employee is receiving consideration from Company over and above anything of value to which Employee is otherwise entitled. Employee is not waiving or releasing any right or claim that may arise under the ADEA after Employee signs this Agreement. Employee is advised to consult with an attorney before signing this Agreement. Employee has twenty-one (21) days from the date Employee received this Agreement to consider and sign it. If Employee chooses to sign this document, Employee has seven (7) days after signing to revoke the Agreement (the “Revocation Period”). If Employee chooses to revoke the Agreement, Employee must deliver a written notice of revocation to Kelly Ann Doherty, Chief People Officer, 8950 Cypress Waters Blvd., Coppell, TX 75019, kellyann.doherty@mrcooper.com. Any such revocation must be actually received by Company within the Revocation Period or it will be null and void. This Agreement shall not become effective or enforceable until the Revocation Period has expired with no revocation taking place.

Cooperation. Subject to the “No Interference with Rights” section above, Employee agrees to reasonably cooperate with Company: (a) regarding the transition of any business matters Employee handled or had involvement with on behalf of Company; and (b) in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any of the Company Releasees that relate in any way to events or occurrences that transpired while Employee was employed by Company. Employee’s cooperation in connection with such claims or actions will include, but not be limited to, being available to meet with Company’s counsel to prepare for discovery or any legal proceeding, and to act as a witness on behalf of Company at mutually convenient times. Company will reimburse Employee for all reasonable, pre-approved out-of-pocket costs and expenses (but, subject at all times to Employee’s right to any benefits under the Company’s and its affiliates’ by-laws and to the Company’s D&O policy, as applicable, compensation for time) that Employee incurs in connection with Employee’s obligations under this section of the Agreement, to the extent permitted by law.

Non-Disparagement. Subject to the “No Interference with Rights” section above, Employee shall not make any disparaging remarks about any of the Company Releasees, verbally or in writing, including without limitation posting on Glassdoor, Indeed, Facebook, Instagram, Snapchat, Twitter, YouTube, blogs, or other public forums, or otherwise take any action that could reasonably be anticipated to cause damage to the reputation, goodwill, or business of any of the Company Releasees, or otherwise make remarks that may reflect negatively upon any of the Company Releasees. Notwithstanding the foregoing provision, Employee may testify truthfully pursuant to compulsory process or to enforce Employee’s rights hereunder.

Return of Company Property. Employee agrees to return all Company documents and other property in Employee’s possession, custody, or control, in whatever form maintained, within three (3) business days of Employee’s execution of this Agreement.

Non-Disclosure of Confidential Information. Employee acknowledges and agrees that incident to Employee’s employment with Company, Employee had access to and became familiar with certain proprietary, confidential, and otherwise sensitive information relating to the business or affairs of Company (“Confidential Information”). Non-exhaustive examples of Confidential Information include information not readily available to the public that Company takes reasonable steps to maintain the confidential and proprietary nature thereof, including without limitation personnel records, contractor records, sales figures, pricing information, financial records, profit and performance reports, projections, business plans, customer information (including the content, work product, or subject matter of any documents presented to Company by a customer, as well as customer financial information and information of a personal nature about a customer or its employees), customer lists, vendor information (including vendor contracts and costs), promotional methods, techniques and methods of operations, trade secrets, potentially patentable products and processes, information of third parties (including customers) that Company is obligated to keep confidential, and any information Company designates or deems proprietary or confidential.

Employee understands that Employee’s employment with Company created a relationship of confidence and trust between Employee and Company with respect to any Confidential Information. In consideration of the Severance Payment, Deferred Payments, and benefits provided in this Agreement and other good and valuable consideration, the sufficiency of which Employee hereby acknowledges, Employee agrees that Employee shall exercise Employee’s best efforts to protect Company’s Confidential Information. Employee further agrees that Employee will not disclose to any third party, including any prospective or new employer, or use for Employee’s or anyone else’s benefit or profit any Confidential Information. In the event Employee discloses or uses Confidential Information outside the scope of Employee’s employment with Company, Company will be entitled to injunctive relief from a court of competent jurisdiction, in addition to all other available remedies at law or in equity. The purpose of this non-disclosure provision is to protect, to the maximum extent permitted by law, Company’s protectable business interests in its Confidential Information. Nothing herein is intended to be or will be construed to prevent, impede, or interfere with Employee’s right to respond accurately and fully to any question, inquiry, or request for information regarding Company or Employee’s employment with Company when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any federal, state, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Employee is not required to contact Company regarding the subject matter of any such communications before engaging in such communications.

The federal Defend Trade Secrets Act of 2016 (the “Act”) provides immunity from liability in certain circumstances to Company employees, contractors, and consultants for limited disclosures of Company “trade secrets,” as defined by the Act. Specifically, Company employees, contractors, and consultants may disclose trade secrets: (1) in confidence, either directly or indirectly, to a federal, state, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or (2) “in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Additionally, employees, contractors, and consultants who file lawsuits for retaliation by an employer for reporting a suspected violation of law may use and disclose related trade secrets in the following manner: (1) the individual may disclose the trade secret to his/her attorney, and (2) the individual may use the information in the court proceeding, as long as the individual files any document containing the trade secret under seal and does not otherwise disclose the trade secret “except pursuant to court order.”

Restrictive Covenants. On or about June 24, 2015, at the time Employee accepted employment with Company, Employee agreed to non-solicitation and non-competition provisions, included within page

3 in Attachment A. On or about February 12, 2018, as part of a Severance Agreement, Employee agreed to Restrictive Covenants in Section 5 in Attachment B. On or about December 1, 2018, as part of a Restricted Stock Unit Agreement, Employee agreed to Restrictive Covenants, included within page 2 in Attachment C. On or about March 1, 2019, as part of a Restricted Stock Unit Agreement, Employee agreed to Restrictive Covenants, included within page 2 in Attachment D. On or about March 13, 2020, as part of a Performance Stock Unit Grant Notice, Employee agreed to Restrictive Covenants, included as page 10 in Attachment E. On or about March 8, 2021, as part of a Performance Stock Unit Grant Notice, Employee agreed to Restrictive Covenants, included as page 10 within Attachment F. The non-solicitation and non-competition provisions from Attachment A and each of the Restrictive Covenants from Exhibits B-F, and where applicable any Forfeiture provisions related to such Restrictive Covenants, are hereby reaffirmed by Employee as consideration for this Agreement and incorporated by reference. Additionally, as consideration for this Agreement and for other valid consideration, the receipt and sufficiency of which Employee hereby acknowledges, (i) Employee agrees to modify the duration of the twelve (12) month limitation in Exhibits A-F to eighteen (18) months, and for such time period, to notify any future employer of the non-solicitation and non-competition provisions, as modified herein and (ii) the Company hereby acknowledges and agrees that, notwithstanding anything in any non competition covenant to which Employee is subject to the contrary, it shall not be a violation of Employee’s non competition covenants for Employee to be employed or otherwise provide services in non-mortgage related finance businesses in which the Company does not materially compete.

Forfeiture & Repayment Obligation Upon Breach. If Employee breaches any provision of this Agreement (including without limitation the foregoing provisions related to cooperation, confidentiality, non-disparagement, return of Company property, non-disclosure, non-solicitation, or non-competition obligations), Employee shall not be eligible for, and shall forfeit all rights to, the Severance Payment, either Deferred Payment, or any other benefit under this Agreement. Furthermore, if Employee breaches any provision of this Agreement, Employee agrees to repay to Company the Severance Payment (or any installments thereof) and the Deferred Payments if previously paid to Employee, and agrees to make such repayment within seven (7) days of Company’s demand for such repayment. The Parties agree that this section and the preceding section, and Employee’s compliance with same, are material inducements for Company to enter into this Agreement.

Consideration of Medicare’s Interests. Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time the Severance Payment or a Deferred Payment is due under this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences of this paragraph apply. Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Company Releasees under which they could be liable for medical expenses incurred by Employee before or after the execution of this Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Company Releasees are or could be liable now or in the future. To the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.

Indemnification. Employee shall be responsible for all federal, state, and local tax liability, if any, that may attach to amounts payable or other consideration given under this Agreement, and will defend, indemnify, and hold the Company Releasees harmless from and against, and will reimburse the Company Releasees for, any and all liability of whatever kind incurred by the Company Releasees as a result of any tax obligations of Employee, including but not limited to taxes, levies, assessments, penalties, fines, interest, attorneys’ fees, and costs. Employee warrants that Employee is not relying on the judgment or advice of any of the Company Releasees or legal counsel concerning the tax consequences, if any, of this Agreement.

Neutral Reference. Employee agrees to direct any person or entity seeking a reference for Employee to Kelly Ann Doherty, Chief People Officer, 8950 Cypress Waters Blvd., Coppell, TX 75019, kellyann.doherty@mrcooper.com, or her successor. In response to such reference inquiries, Company agrees to release only Employee’s dates of employment and final position held.

Resignation & No Future Employment. As consideration for this Agreement, Employee agrees to resign from all positions, and to not to seek future employment, with any of the Company Releasees. Employee shall have no recourse against the Company Releasees for any decision by any of the Company Releasees not to hire Employee or to discharge Employee in the future. Employee further agrees that this Agreement constitutes a legitimate, non-discriminatory, and non-retaliatory reason for the termination of any future employment or the rejection of any pending or future application for employment by Employee. The Parties stipulate and agree that Company has legitimate, non-discriminatory, and non-retaliatory reasons for the inclusion of this paragraph, which is a material inducement for Company to enter into this Agreement.

No Admissions or Waiver. This Agreement is not and shall not in any way be construed as an admission by any of the Company Releasees of any acts of liability or fault whatsoever with respect to Employee or any other person, or that any Company Releasee violated any federal, state, or local law, or that any Company Releasee’s actions were unwarranted, discriminatory, retaliatory, or otherwise unlawful. Company specifically denies and disclaims any liability to Employee or any other person or entity. Any failure of Company to enforce its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.
Entire Agreement. This Agreement supersedes any and all prior agreements, arrangements, or understandings between the Parties regarding the subject matter hereof, other than any prior non-disclosure, non-competition, or non-solicitation provision, and any forfeiture provision related thereto, which are re-affirmed (where applicable, as modified herein) by Employee as consideration for this Agreement and incorporated (where applicable, as modified herein) by reference herein. There have been no representations, promises, understandings, or agreements made by either Party as an inducement for the other Party to enter into this Agreement other than what are expressly set forth and contained in the terms of this Agreement. Evidence of prior promises, commitments, agreements, arrangements, or understandings cannot be used to attempt to alter, amend, modify, or in any way change the written terms of this Agreement. Furthermore, the Parties cannot orally agree to alter, amend, modify, or in any way change the terms of this Agreement, and can make such alterations, amendments, modifications, or changes only in a written document that specifically references this Agreement and is signed by an authorized representative of each Party.

Governing Law; Jurisdiction and Venue. This Agreement is made and entered into in the state of Texas and shall be construed and enforced under the laws of the state of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Texas. The normal rule of construction that ambiguities shall be construed against the drafter shall not be employed in the interpretation of this Agreement. The Parties agree that the sole and exclusive jurisdiction and venue for any disputes arising out of or related to this Agreement among any of the Parties, the Company Releasees, or any other person released hereby shall be in the state or federal courts sitting in Dallas County, Texas.
Severability. The provisions of this Agreement are severable. If any clause is found to be unenforceable, it shall be modified to the minimum extent necessary to be enforceable, and if it cannot be so modified, it shall be severed. If one or more clauses are severed, the entire Agreement shall not fail but shall be construed or enforced without any severed clauses in accordance with the terms of this Agreement.
Counterparts. This Agreement can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument for the same effect as if all Parties hereto had signed the same signature page. A facsimile or e-mail copy of any Party’s signature is as legally binding as the original signature.
Ownership of Claims. Employee is the sole and lawful owner of all rights, title, and interest in and to all released matters, claims, and demands referred to herein. There has been no assignment or other transfer of any interest in such matters, claims, or demands that Employee may have against Company.
Other Representations and Warranties. The Parties represent and warrant that: (a) they had the option to consult with counsel of their own choosing prior to executing this Agreement and are relying upon their own or their attorney’s judgment, belief, and knowledge with respect to the terms and effect of this Agreement; (b) neither of the Parties are relying on the other Party, or the other Party’s attorneys, for any advice or counsel, whether same is legal, tax, or other advice; (c) they have not been induced to enter this Agreement by a statement, action, or representation of any kind or character made by the persons or entities released under this Agreement, or any person or persons representing them, other than those expressly made in this Agreement; (d) they are legally competent to execute this Agreement; (e) they have carefully read and understand this Agreement, and have executed it freely, voluntarily, and without duress; (f) they are fully and completely informed of the facts relating to the subject matter of this Agreement, and all enter into this Agreement voluntarily after having given careful and mature consideration of the making of this Agreement; (g) they fully understand and intend this Agreement to be a full, final, and complete resolution of all matters described herein; and (h) they have actual authority to execute this Agreement.

_____________________________________ Anthony Ebers Date:________________________________	Mr. Cooper Group Inc. _________________________________________ Printed Name:_____________________________ Title:____________________________________ Date:____________________________________